Exhibit 99.1

Pasithea Therapeutics Corp. Announces Final Results of Tender Offer

-- Purchases All 5,323,451 Shares Validly Tendered at $0.70 per Share --

PALO ALTO, Calif. and MIAMI, Florida, September 14, 2023 (GLOBE NEWSWIRE) -- Pasithea Therapeutics Corp. (NASDAQ: KTTA) (“Pasithea” or the “Company”), a biotechnology company focused on the discovery, research, and development of innovative treatments for central nervous system (CNS) disorders, today announced the final results of its previously announced tender offer to acquire up to 5,714,285 shares of its common stock, par value $0.0001 per share, at a price of $0.70 per share in cash, less any applicable withholding taxes and without interest. The tender offer expired at 5:00 p.m. on September 8, 2023 and was funded entirely through the Company’s cash on hand.

Based on the final results, a total of 5,323,451 shares of common stock were validly tendered and not withdrawn. Accordingly, there has been no proration and the Company has accepted for purchase all shares of common stock validly tendered.

“We believe Pasithea stockholders have sent a clear signal expressing confidence in our go-forward plans, given that lower than the maximum quantity of shares was tendered in the offer. We are happy to execute this stock buyback and provide liquidity to stockholders who were seeking an exit, at a premium to the prevailing market price, and at the same time provide remaining stockholders who did not want to participate an opportunity to increase their relative percentage ownership in Pasithea at no additional cost to them. Over the past 9 months Pasithea has repurchased in excess of 8.5 million shares of common stock,” commented Dr. Tiago Reis Marques, CEO of Pasithea. “Pasithea has successfully executed these repurchases while preserving sufficient cash to continue to execute its business plan and achieve upcoming value-creating milestones in its existing therapeutic pipeline. We look forward to advancing our next generation macrocyclic MEK inhibitor into the clinic as well as selecting our lead Alpha 5 Beta 1 drug candidate for the treatment of ALS,” concluded Dr. Marques.

Following completion of the tender offer there will be 20,819,956 shares of Pasithea’s common stock outstanding.

Broadridge Corporate Issuer Solutions, LLC (“Broadridge”), the depositary for the tender offer, will promptly pay for all of the shares of common stock accepted for purchase in accordance with the terms and conditions of the tender offer.

Broadridge is also serving as the information agent for the tender offer. For all questions relating to the tender offer, please contact: Secretary, Pasithea Therapeutics Corp., 1111 Lincoln Road, Suite 500, Miami Beach, Florida 33139, Email info@pasithea.com, Telephone (786) 977-3380 or Broadridge Corporate Issuer Solutions, LLC, Telephone (855) 793-5068, email shareholder@Broadridge.com.

About Pasithea Therapeutics Corp.

Pasithea is a biotechnology company primarily focused on the discovery, research and development of innovative treatments for central nervous system (CNS) disorders and RASopathies. With an experienced team of experts in the fields of neuroscience, translational medicine, and drug development, Pasithea is developing new molecular entities for the treatment of neurological disorders, including Neurofibromatosis type 1 (NF1), Amyotrophic Lateral Sclerosis (ALS) and Multiple Sclerosis (MS).

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding the Company’s current views and assumptions with respect to future events regarding its business, as well as other statements with respect to the Company’s plans, assumptions, expectations, beliefs and objectives with respect to statements about the tender offer, including the value of the Company’s common stock purchased in the tender offer, the success of the Company’s current and future business strategies, product development, clinical studies, clinical and regulatory timelines, market opportunity, competitive position, business strategies, potential growth opportunities and other statements that are predictive in nature. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to the Company on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including factors set forth in the Company’s most recent Form 10-K, Form 10-Q and other factors set forth in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q and other filings made with the U.S. Securities and Exchange Commission (SEC). Thus, actual results could be materially different. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contact

Patrick Gaynes

Corporate Communications

pgaynes@pasithea.com

Information Agent

Broadridge Corporate Issuer Solutions, LLC

(855) 793-5068

shareholder@Broadridge.com